 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-238327
PROSPECTUS SUPPLEMENT (to the Prospectus dated May 26, 2020)
$75,000,000
Fortress Biotech, Inc.

Common Stock
In accordance with the terms of the At Market Issuance Sales Agreement entered into with Cantor Fitzgerald & Co. (“Cantor”), Oppenheimer & Co. Inc. (“Oppenheimer”), H.C. Wainwright & Co., LLC (“HCW”), B. Riley FBR, Inc. (“B. Riley FBR”), and Dawson James Securities, Inc. (“Dawson James”) (each, an “Agent” and together, the “Agents”), dated May 29, 2020, which we refer to as the sales agreement, we may offer and sell under this prospectus supplement shares of our common stock, $0.001 par value per share, having an aggregate offering price of up to $75,000,000 from time to time through or to the Agents, acting as sales agent or principal.
Our common stock is traded on The Nasdaq Capital Market (the “Exchange”) under the symbol “FBIO.” The last reported sale price of our common stock on May 27, 2020 was $3.00 per share.
Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of shares of our common stock, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Agents will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share of our common stock sold. In connection with the sale of our common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.
Investing in our common stock involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference therein and any free writing prospectus that we have authorized for use in connection with this offering.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
Cantor
Oppenheimer & Co.
H.C. Wainwright & Co.
B. Riley FBR
Dawson James
The date of this prospectus supplement is May 29, 2020.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.
This prospectus supplement describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus supplement only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.
Neither we, nor any of our officers, directors, agents or representatives make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.
When we refer to “Fortress,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean Fortress Biotech, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of common stock.

S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus supplement, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:
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our growth strategy;

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our ability to continue to commercialize products;

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our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

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financing and strategic agreements, acquisitions and relationships;

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our need for substantial additional funds and uncertainties relating to financings;

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our ability to attract, integrate and retain key personnel;

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the early stage of products under development;

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the results of research and development activities;

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uncertainties relating to preclinical and clinical testing;

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our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

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dependence on third-party suppliers;

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government regulation;

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patent and intellectual property matters; and

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competition.

You should read this prospectus supplement and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement and the documents incorporated herein by reference and other documents to which we refer. You should read “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the information appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as updated by our subsequently filed Exchange Act reports for more information about important risks that you should consider carefully before buying our common stock.
Overview
Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and at entities the Company founded and in which it maintains significant minority ownership positions. Fortress has a talented and experienced business development team, comprising scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress through its partner companies has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, Fred Hutchinson Cancer Research Center, St. Jude Children’s Research Hospital, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, Cincinnati Children’s Hospital Medical Center, Columbia University, the University of Pennsylvania, and AstraZeneca plc.
Business Strategy
Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and finance expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings; to date, three partner companies are publicly-traded, and two have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc. and InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited).
As of March 31, 2020, several of the Fortress partner companies maintain licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Baergic Bio, Inc. (“Baergic”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Hepla Sciences, Inc. (“Hepla”), Journey Medical Corporation (“Journey” or “JMC”), Mustang Bio, Inc. (“Mustang”) and Oncogenuity, Inc. (“Oncogenuity”).
Corporate Information
Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus supplement.

THE OFFERING
Common stock offered by us pursuant to this prospectus supplement
Shares of our common stock having an aggregate offering price of up to $75,000,000.
Manner of offering
“At the market offering” that may be made from time to time on the Exchange or other market for our common stock in the United States through or to the Agents, as sales agent or principal. See the section entitled “Plan of Distribution” below.
Use of proceeds
We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product and working capital. See the section entitled “Use of Proceeds” below.
Risk factors
See “Risk Factors” beginning on page S-3 and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Capital Market symbol
FBIO

RISK FACTORS
Investing in our Common Stock, Series A Preferred Stock or any other type of equity or debt securities (together our “Securities”) involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including the consolidated financial statements and the related notes, as well as the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by our partners and affiliates Checkpoint, Mustang, and Avenue with the SEC, before deciding to invest in our Common Stock, as well as any amendment or update to our risk factors in subsequent filings with the SEC, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus supplement. If any of the following risks, the risk factors incorporated by reference hereto or the risks included in the public filings of Checkpoint, Mustang or Avenue were to materialize, our business, financial condition, results of operations, and future growth prospects could be materially and adversely affected. In that event, the market price of our Common Stock could decline, and you could lose part of or all of your investment in our Common Stock. In addition, you should be aware that the below stated risks should be read as being applicable to our partners and affiliates such that, if any of the negative outcomes associated with any such risk is experienced by one of our partners or affiliates, the value of Fortress’ holdings in such partner or affiliate (if any) may decline.
Risks Associated with our Capital Stock
Some of our executives, directors and principal stockholders can control our direction and policies, and their interests may be adverse to the interests of our other stockholders.
At March 31, 2020, Lindsay A. Rosenwald, M.D. our Chairman, President and Chief Executive Officer, beneficially owned 11.9% of our issued and outstanding common stock. At March 31, 2020, Michael S. Weiss, our Executive Vice Chairman, Strategic Development, beneficially owned 13.0% of our issued and outstanding common stock. By virtue of their holdings and membership on our Board of Directors, Dr. Rosenwald and Mr. Weiss may individually influence our management and our affairs and may make it difficult for us to consummate corporate transactions such as mergers, consolidations or the sale of all or substantially all of our assets that may be favorable from our standpoint or that of our other stockholders.
The market price of our Common Stock may be volatile and may fluctuate in a way that is disproportionate to our operating performance.
The stock price of our Common Stock may experience substantial volatility as a result of a number of factors, including, but not necessarily limited to:
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announcements we make regarding our current product candidates, acquisition of potential new product candidates and companies and/or in-licensing through multiple partners/affiliates;

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sales or potential sales of substantial amounts of our Common Stock;

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issuance of debt or other securities;

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our delay or failure in initiating or completing pre-clinical or clinical trials or unsatisfactory results of any of these trials;

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announcements about us or about our competitors, including clinical trial results, regulatory approvals or new product introductions;

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developments concerning our licensors and/or product manufacturers;

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litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

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conditions in the pharmaceutical or biotechnology industries;

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governmental regulation and legislation;

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unstable regional political and economic conditions;

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market volatility and business operation changes brought on by pandemic outbreaks, such as the novel coronavirus (COVID-19) outbreak;

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variations in our anticipated or actual operating results; and

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change in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations.

Many of these factors are beyond our control. The stock markets in general, and the market for pharmaceutical and biotechnological companies in particular, have historically experienced extreme price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors could reduce the market prices of our Common Stock, regardless of our actual operating performance.
Sales of a substantial number of shares of our Common Stock, or the perception that such sales may occur, may adversely impact the price of our Common Stock.
Almost all of the 78.6 million outstanding shares of our Common Stock, inclusive of outstanding equity awards, as of March 31, 2020 are available for sale in the public market, either pursuant to Rule 144 under the Securities Act or an effective registration statement. Any sale of a substantial number of shares of our Common Stock could cause a drop in the trading price of our Common Stock on the Nasdaq Stock Market.
We have never paid and currently do not intend to pay cash dividends in the near future, except for the dividend we pay on shares of our Series A Preferred Stock. As a result, capital appreciation, if any, will be your sole source of gain.
We have never paid cash dividends on any of our or their common stock, or made stock dividends, except for the dividend we pay on shares of our Series A Preferred Stock, and we currently intend to retain future earnings, if any, to fund the development and growth of our businesses, and retain our stock positions. In addition, the terms of existing and future debt agreements may preclude us from paying cash of stock dividends. Equally, each of our affiliates and partners is governed by its own board of directors with individual governance and decision-making regimes and mandates to oversee such entities in accordance with their respective fiduciary duties. As a result, we alone cannot determine the acts that could maximize value to you of such affiliates/partners in which we maintain ownership positions, such as declaring cash or stock dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.
Provisions in our certificate of incorporation, our bylaws and Delaware law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Common Stock or other Securities.
Provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:
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the inability of stockholders to call special meetings; and

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the ability of our Board of Directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our Board of Directors.

In addition, the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person which together with its affiliates owns, or within the last three years has owned, 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.
The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you would receive a premium for your ownership of our Securities through an acquisition.

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of shares of our Common Stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the Agents as a source of financing.
We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, manufacture and supply of product and working capital. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities and/or savings accounts.

DILUTION
If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of March 31, 2020 was approximately $68.3 million, or approximately $0.87 per share of common stock based upon 78.6 million shares outstanding at that time. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2020.
After giving effect to the sale of our common stock in the aggregate amount of  $75 million at an assumed offering price of  $2.57 per share, the last reported sale price of our common stock on the Exchange on May 14, 2020, and after deducting estimated offering commissions payable by us, our net tangible book value as of March 31, 2020 would have been $140.9 million, or $1.31 per share of common stock based on 107.8 million shares of common stock outstanding on a pro forma basis at that time. This represents an immediate increase in net tangible book value of $0.44 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.26 per share to new investors in this offering.
The following table illustrates this calculation on a per share basis as of March 31, 2020:
Offering price per share		$2.57
Net tangible book value per share	$0.87
Increase in net tangible book value per share attributable to the offering	$0.44
Pro forma net tangible book value per share after giving effect to the offering	$1.31
Dilution in net tangible book value per share to new investors		$1.26
The foregoing table does not give effect to the exercise of any outstanding options or warrants, the vesting of restricted stock units, or stock grants that have been deferred pursuant to the Company’s Deferred Compensation Plan for Directors dated March 12, 2015 (the “Deferred Compensation Plan”). To the extent options and warrants are exercised, restricted stock units vest, and stock grants are no longer deferred, there may be further dilution to new investors.
The number of shares of our common stock to be outstanding immediately after this offering on a pro forma basis is based on 78.6 million shares of our common stock outstanding as of March 31, 2020 and excludes:
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2,741,180 shares issuable upon exercise of outstanding warrants as of March 31, 2020 with a weighted average exercise price of $3.19;

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1,310,501 shares issuable upon the exercise of outstanding options as of March 31, 2020 with a weighted average exercise price of $4.54;

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962,188 shares issuable upon the vesting of outstanding restricted stock units as of March 31, 2020; and

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1,340,000 shares issuable upon stock grants no longer deferred under the Deferred Compensation Plan as of March 31, 2020.

DIVIDEND POLICY
We have never paid cash dividends to the holders of our Common Stock and currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. We do not anticipate paying any cash dividends to the holders of our Common Stock in the foreseeable future.

PLAN OF DISTRIBUTION
On May 29, 2020, we entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., Oppenheimer & Co. Inc., H.C. Wainwright & Co., LLC, B. Riley FBR, Inc., AND Dawson James Securities, Inc. (together, the “Agents”) under which we may issue and sell our common shares having an aggregate gross sales price of up to $75,000,000 from time to time through or to the Agents, acting as agent or principal. A copy of the Sales Agreement is filed as an exhibit as an exhibit to our Current Report on Form 8-K filed with the SEC on May 29, 2020.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Agents may sell our common shares by any method permitted by law deemed to be “at the market distributions” as defined in Rule 415 under the Securities Act. We may instruct the Agents not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common shares upon notice and subject to other conditions.
We will pay the Agents commissions, in cash, for their services in acting as agents in the sale of our common stock. The Agents will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from each sale of our common shares. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $170,000.
Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agents will use their commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each Agent may each terminate the Sales Agreement at any time upon five days’ prior notice or by an Agent at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our common shares or to enforce contracts for the sale of our common shares.
The Agents and their respective affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.
This prospectus supplement in electronic format may be made available on a website maintained by each Agent and any Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS
Alston & Bird LLP, New York, New York, has passed upon the validity of the shares of common stock offered under this prospectus supplement. Duane Morris LLP, New York, New York, is counsel for the Agents in connection with this offering.
EXPERTS
The financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC” or “Commission”) at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.
We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.fortressbiotech.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):
(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(c)
Our Current Reports on Form 8-K filed with the SEC on February 12, 2020, March 23, 2020, and May 28, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 9.01); and

(d)
The description of the Common Stock as included under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statements on Form 8-A12B filed with the Commission on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: Fortress Biotech, Inc., 2 Gansevoort Street, 9th Floor, New York, New York 10014, Attention: Corporate Secretary, tel: 781-652-4500. These documents are also available on the Investors section of our website, which is located at www.fortressbiotech.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS
$75,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
We may offer and sell an indeterminate number of shares of our common stock, preferred stock, warrants to purchase our common stock, preferred stock, debt securities, or units comprised of two or more such securities (the “Securities”) from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
We may offer the Securities in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell the Securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.
This prospectus provides a general description of the Securities we may offer. Each time we sell Securities, we will provide specific terms of the Securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any Securities. This prospectus may not be used to consummate a sale of Securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “FBIO.” Our 9.375% Series A Perpetual Preferred Stock is listed for trading on the Nasdaq Capital Market under the symbol “FBIOP.”
Investing in our Securities involves risks.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is May 26, 2020

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ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf” registration statement that we have filed with the SEC. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell securities described in this prospectus. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only, or when such document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since the relevant date.
Neither we, nor any of our officers, directors, agents or representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our common stock.
When we refer to “Fortress,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fortress Biotech, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We will not use this prospectus to offer and sell Securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

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FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:
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our growth strategy;

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our ability to continue to commercialize products;

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our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis;

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financing and strategic agreements, acquisitions and relationships;

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our need for substantial additional funds and uncertainties relating to financings;

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our ability to attract, integrate and retain key personnel;

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the early stage of products under development;

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the results of research and development activities;

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uncertainties relating to preclinical and clinical testing;

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our ability to secure and maintain third-party manufacturing, marketing and distribution of our products;

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dependence on third-party suppliers;

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government regulation;

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patent and intellectual property matters; and

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competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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SUMMARY
Overview
Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and at entities the Company founded and in which it maintains significant minority ownership positions (which we sometimes refer to as “partner companies”). Fortress has a talented and experienced business development team comprising scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress through its partner companies has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, Fred Hutchinson Cancer Research Center, St. Jude Children’s Research Hospital, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, Cincinnati Children’s Hospital Medical Center, Columbia University, the University of Pennsylvania, and AstraZeneca plc.
Business Strategy
Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and finance expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings; to date, three partner companies are publicly-traded, and two have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc. and InvaGen Pharmaceuticals, Inc. (a subsidiary of Cipla Limited).
As of March 31, 2020, several of the Fortress partner companies maintain licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Baergic Bio, Inc. (“Baergic”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Hepla Sciences, Inc. (“Hepla”), Journey Medical Corporation (“Journey” or “JMC”), Mustang Bio, Inc. (“Mustang”) and Oncogenuity, Inc. (“Oncogenuity”).
Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material terms of Fortress capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.
Common Stock
Our common stock is traded on The Nasdaq Capital Market under the symbol “FBIO.” The last reported sale price of our common stock on May 14, 2020 was $2.57 per share.
The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of $0.001 par value Common Stock of which 78,572,169 shares were outstanding at March 31, 2020. We are seeking stockholder approval to increase the shares of Common Stock authorized for issuance through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Incorporation, as amended, to increase the Common Stock authorized for issuance to 150,000,000 shares.
The terms, rights, preference and privileges of the Common Stock are as follows:
Voting Rights
Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.
Dividends
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of the Company’s outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.
Liquidation
In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Rights and Preference
Holders of the Company’s Common Stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.
Fully Paid and Nonassessable
All of the Company’s outstanding shares of Common Stock are fully paid and nonassessable.
Series A Preferred Stock
On October 26, 2017, the Company designated 5,000,000 shares of preferred stock as Series A Preferred Stock. As of March 31, 2020, there were 2,054,917 shares of our Series A Preferred Stock outstanding. Our Series A Preferred Stock is traded on The Nasdaq Capital Market under the symbol “FBIOP.” The last reported sale price of our Series A Preferred Stock on May 14, 2020 was $18.50 per share.
Voting Rights
Except as may be otherwise required by law, the voting rights of the holders of the Series A Preferred Stock are limited to the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time in connection with the: (1) authorization or creation, or increase in the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassification of any of the Company’s authorized capital stock into such shares, or creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) amendment, alteration, repeal or replacement of the Company’s certificate of incorporation, including by way of a merger, consolidation or otherwise in which the Company may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock.
Dividends
Dividends on Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable quarterly every March 31, June 30, September 30, and December 31, at the rate of 9.375% per annum of its liquidation preference, which is equivalent to $2.34375 per annum per share. The first dividend on Series A Preferred Stock sold in the offering was payable on December 31, 2017 (in the amount of $0.299479 per share) to the holders of record of the Series A Preferred Stock at the close of business on December 15, 2017. The Company recorded approximately $5.2 million of dividends in Additional Paid in Capital on the Consolidated Balance Sheets as of December 31, 2019. We are seeking stockholder approval to increase the frequency of dividends payable on our Series A Preferred Stock from quarterly to monthly through inclusion of a proposal in our 2020 proxy statement to amend our Certificate of Designations of Rights and Preferences for the Series A Preferred Stock.
No Maturity Date or Mandatory Redemption
The Series A Preferred Stock has no maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem it pursuant to its optional redemption right or its special optional redemption right in connection with a Change of Control (as defined below), or under the circumstances set forth below under “Limited Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. The Company is not required to set aside funds to redeem the Series A Preferred Stock.
Optional Redemption
The Series A Preferred Stock may be redeemed in whole or in part (at the Company’s option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.
Special Optional Redemption
Upon the occurrence a Change of Control (as defined below), the Company may redeem the shares of Series A Preferred Stock, at its option, in whole or in part, within one hundred twenty (120) days of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If, prior to the Change of Control conversion date, the Company has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to the Company’s optional redemption right described above under “Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control conversion right with respect to the shares of Series A Preferred Stock called for redemption. If the Company elects to redeem any shares of the Series A Preferred Stock as described in this paragraph, the Company may use any available cash to pay the redemption price.
A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion, Exchange and Preemptive Rights
Except as described below under “Limited Conversion Rights upon a Change of Control,” the Series A Preferred Stock is not subject to preemptive rights or convertible into or exchangeable for any other securities or property at the option of the holder.
Limited Conversion Rights upon a Change of Control
Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides irrevocable notice of its election to redeem the Series A Preferred Stock as described above under “Optional Redemption,” or “Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

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13.05483 shares of common stock, subject to certain adjustments.

In the case of a Change of Control pursuant to which the Company’s common stock will be converted into cash, securities or other property or assets, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Company’s common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.
Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.
Liquidation Preference
In the event the Company liquidates, dissolves or is wound up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of the Company’s common stock.

Ranking
The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, (1) senior to all classes or series of the Company’s common stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (2) and (3); (2) on a par with all equity securities issued by the Company with terms specifically providing that those equity securities rank on a par with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; (3) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company liquidation, dissolution or winding up; and (4) junior to all of the Company’s existing and future indebtedness.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

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any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
Debt Securities
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:
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title and aggregate principal amount;

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whether the debt securities will be senior, subordinated or junior subordinated;

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applicable subordination provisions, if any;

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provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

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percentage or percentages of principal amount at which the debt securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

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the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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where the debt securities may be presented for registration of transfer, exchange or conversion;

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the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

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whether the debt securities will be issued in whole or in part in the form of one or more global securities;

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if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

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securities exchange(s) on which the debt securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the debt securities;

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extent to which a secondary market for the debt securities is expected to develop;

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provisions relating to defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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any restrictions or conditions on the transferability of the debt securities;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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any addition or change in the provisions related to compensation and reimbursement of the trustee;

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provisions, if any, granting special rights to holders upon the occurrence of specified events;

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whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

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any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS
We may issue, in one more series, units comprised of shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described herein; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION
We may sell the securities covered in this prospectus in any of three ways (or in any combination):
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser; or

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through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and

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the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS
Certain legal matters will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2019 and 2018, and for each of the two years in the period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-3 under the Securities Act with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission (the “SEC” or “Commission”) at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.
We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an Internet site at www.fortressbiotech.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):
(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b)
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(c)
Our Current Report(s) on Form 8-K filed with the SEC on February 12, 2020 and March 23, 2020 (excluding any information furnished pursuant to Item 2.02 or Item 9.01); and

(d)
The description of the Common Stock as included under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statements on Form 8-A12B filed with the Commission on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

$75,000,000
Fortress Biotech, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

Cantor
Oppenheimer & Co.
H.C. Wainwright & Co.
B. Riley FBR
Dawson James
The date of this prospectus supplement is May 29, 2020